Exhibit 99.1

Preformed Line Products Announces Third Quarter And First Nine Months Of 2020 Results

MAYFIELD VILLAGE, Ohio, Oct. 30, 2020 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its third quarter and first nine months of 2020.

Net income for the quarter ended September 30, 2020 was $13.0 million, or $2.59 per diluted share, compared to $8.0 million, or $1.55 per diluted share, for the comparable period in 2019.

Net sales in the third quarter of 2020 increased 7% to $127.5 million, compared to $119.2 million in the third quarter of 2019.

Net income for the nine months ended September 30, 2020 was $27.1 million, or $5.43 per diluted share, compared to $17.7 million, or $3.48 per diluted share, for the comparable period in 2019.

Net sales increased 5% to $347.9 million for the first nine months of 2020 compared to $331.2 million in the first nine months of 2019.

Currency translation rates unfavorably impacted net sales by $3.7 million for the quarter and $15.0 million for the nine months ended September 30, 2020. Currency had an unfavorable impact on net income of $.3 million for the quarter and $1.0 million for the first nine months of 2020.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "The record quarterly net sales, net income and diluted earnings per share for the three months ended September 30, 2020 are a testament to the hard work and dedication of every employee at PLP. COVID-19 has created new challenges for us to deal with as a company but also new opportunities. Our number one priority continues to be the protection of our employees and their families through rigorous safety measures that we have put in place due to COVID-19. The sacrifices made by our employees this year have enabled PLP to meet customer requirements in all regions, most notably the U.S. market. One opportunity created by COVID-19 has been the increase in PLP-USA sales made possible by the significance of our uninterrupted U.S. based manufacturing facilities in Albemarle, North Carolina and Rogers, Arkansas. Maintaining and growing our U.S. manufacturing footprint enables PLP to provide excellent customer service to our U.S. and export customer base. The challenges brought on by COVID-19 may be with us for some time. While the extent to which COVID-19 will impact our future operations is unknown, we will continue to focus on the safety and well-being of our employees, their families, our customers and our valued suppliers while continuing to provide the high quality products and services our customers appreciate."

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications, and broadband network companies.

Preformed's world headquarters are in Cleveland, Ohio, and the Company operates two domestic manufacturing centers located in Rogers, Arkansas, and Albemarle, North Carolina. The Company serves its worldwide market through international operations in Argentina, Australia, Austria, Brazil, Canada, China, Colombia, Czech Republic, England, France, Indonesia, Malaysia, Mexico, New Zealand, Poland, Russia, South Africa, Spain, Thailand and Vietnam.

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2019 Annual Report on Form 10-K filed with the SEC on March 6, 2020 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Thousands of dollars, except share and per share data)	2020	2019

ASSETS
Cash and cash equivalents	$ 41,248	$ 38,929
Accounts receivable, less allowances of $3,536 ($3,849 in 2019)	96,712	83,517
Inventories - net	94,315	95,718
Prepaids	11,130	9,522
Other current assets	2,517	4,289
TOTAL CURRENT ASSETS	245,922	231,975

Property, plant and equipment - net	134,440	124,018
Other intangibles - net	13,926	15,116
Goodwill	27,689	27,840
Deferred income taxes	6,515	7,564
Other assets	23,549	27,058

TOTAL ASSETS	$ 452,041	$ 433,571

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 30,299	$ 28,282
Notes payable to banks	15,582	8,696
Current portion of long-term debt	7,198	3,354
Accrued compensation and amounts withheld from employees	17,764	11,817
Accrued expenses and other liabilities	27,352	28,924
TOTAL CURRENT LIABILITIES	98,195	81,073

Long-term debt, less current portion	45,220	53,722
Other noncurrent liabilities and deferred income taxes	29,048	30,208

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 4,914,543 and
4,992,979 issued and outstanding, as of September 30, 2020 and December 31, 2019	13,013	12,848
Common shares issued to rabbi trust, 265,508 and 267,641 shares at
September 30, 2020 and December 31, 2019, respectively	(10,940)	(10,981)
Deferred Compensation Liability	10,940	10,981
Paid-in capital	42,047	38,854
Retained earnings	377,384	353,292
Treasury shares, at cost, 1,592,027 and 1,431,235 shares at
September 30, 2020 and December 31, 2019, respectively	(87,320)	(79,106)
Accumulated other comprehensive loss	(65,549)	(57,353)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	279,575	268,535
Noncontrolling interest	3	33
TOTAL SHAREHOLDERS' EQUITY	279,578	268,568
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 452,041	$ 433,571

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(In thousands, except per share data)	Three Months Ended September 30		Nine Months Ended September 30
	2020	2019	2020	2019

Net sales	$ 127,463	$ 119,217	$ 347,944	$ 331,212
Cost of products sold	82,549	79,874	230,554	226,798
GROSS PROFIT	44,914	39,343	117,390	104,414

Costs and expenses
Selling	8,884	9,410	26,228	26,868
General and administrative	14,037	13,275	39,903	38,486
Research and engineering	4,541	4,240	12,950	12,809
Other operating expense - net	562	775	1,969	1,447
	28,024	27,700	81,050	79,610

OPERATING INCOME	16,890	11,643	36,340	24,804

Other income (expense)
Interest income	36	211	226	613
Interest expense	(504)	(735)	(1,932)	(1,688)
Other income - net	998	138	1,775	306
	530	(386)	69	(769)

INCOME BEFORE INCOME TAXES	17,420	11,257	36,409	24,035

Income taxes	4,458	3,213	9,306	6,302

NET INCOME	$ 12,962	$ 8,044	$ 27,103	$ 17,733

Less: Net income attributable to noncontrolling interests	(8)	(93)	30	(54)

NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$ 12,954	$ 7,951	$ 27,133	$ 17,679

BASIC EARNINGS PER SHARE
Net Income Attributable to Preformed Line Products Company Shareholders	$ 2.63	$ 1.58	$ 5.47	$ 3.51

DILUTED EARNINGS PER SHARE
Net Income Attributable to Preformed Line Products Company Shareholders	$ 2.59	$ 1.55	$ 5.43	$ 3.48

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.60	$ 0.60

Weighted-average number of shares outstanding - basic	4,917	5,024	4,963	5,039

Weighted-average number of shares outstanding - diluted	5,011	5,119	4,998	5,077

CONTACT: Andrew S. Klaus, Preformed Line Products, (440) 473-9246